Exhibit 1.01
VeriFone Systems, Inc.
Conflict Minerals Report

This Conflict Minerals Report of VeriFone Systems, Inc. (“Verifone”, “we or “us”) for the calendar year ended December 31, 2017 is presented in compliance with Rule 13p-1 under the Securities Exchange Act of 1934.
Introduction and Company Overview
Verifone is a global leader in secure electronic payment solutions at the point of sale. We design, manufacture and sell electronic point of sale terminals and pin pads, and related accessories and peripheral equipment (collectively the “Products”). We also sell complementary solutions and services that enable secure electronic payment transactions and value-added services at the point of sale. The manufacture of our point of sale terminals and pin pads, and related accessories and peripheral equipment, is outsourced to third party contract manufacturers.
Pursuant to the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (the “Dodd-Frank Act”), certain public companies, including us, are required to provide disclosures about the use of specified conflict minerals originating from the Democratic Republic of the Congo (the “DRC”) or any of the nine adjoining countries, (together with the DRC, the “Covered Countries”). The term “conflict minerals” is defined as: (A) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten; or (B) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. For purposes of this Specialized Disclosure Report on Form SD and the accompanying Conflict Minerals Report, we refer to tin, tantalum, tungsten and gold as the “3TG”.
In August 2012, the Securities and Exchange Commission (“SEC”) issued Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), to implement the reporting and disclosure requirements related to conflict minerals imposed by the Dodd-Frank Act. Under Rule 13p-1, we, like other U.S. public companies, are first required to determine whether our manufactured products contain any of the 3TG and whether, for each product, such minerals are necessary to: (i) the functionality of the manufactured product and (ii) the production process of the manufactured product. If so, we are further required to conduct a reasonable country of origin inquiry (“RCOI”) into the origin of 3TG used in our products and determine whether the 3TG may have originated from any of the Covered Countries, or are from recycled or scrap sources. If we are unable to determine based on our RCOI that the 3TG are not from a Covered Country or are from recycled or scrap sources, then we must additionally exercise due diligence to determine the source and chain of custody of the 3TG.
For calendar year 2017, we determined that conflict minerals remained necessary to the functionality or production of our Products and, accordingly, conducted a reasonable country of origin inquiry (“RCOI”) as described in this Conflict Minerals Report.

Due diligence over conflict minerals source and chain of custody
Verifone’s due diligence framework tracks in all material respects the recommendations set forth in “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” developed by the Organization for Economic Cooperation and Development (“OECD”).
The OECD guidance is an internationally recognized due diligence framework designed to help companies develop a system to avoid contributing to armed conflict through their mineral or metal purchasing decisions and practices. It includes a five-step framework that can be used to create a responsible supply chain, including (1) establishing a management system, (2) identifying and assessing risks in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) supporting the development and implementation of independent third-party audits of smelters/refiners’ sourcing, and (5) publicly reporting on supply chain practices and due diligence.
We use this framework to conduct due diligence if we are unable to determine that the 3TG in the materials supplied for our Products are conflict-free based on information gathered from our suppliers and verified using shared industry information. We formalized this framework into a written program document and incorporated the guidance into our existing business processes and procedures. Our goal is to maintain a program that meaningfully and effectively supports our conflict minerals objectives.
Our due diligence framework consists of the five components as identified in the OECD guidance and described below:

1.	Internal management system for Conflict Minerals.
The following Conflict Minerals Statement sets forth our basic philosophy and objectives with respect to conflict minerals in our supply chain:
Verifone is committed to being a responsible corporate citizen in its sourcing and procurement activities. We believe that if each company does its part, enormous strides can be made in responsible sourcing. We support government and industry initiatives for responsible sourcing. We remain committed to responsible sourcing and it is our policy to seek to avoid the use of conflict minerals purchased from sources that finance or benefit armed groups who commit human rights abuses in the Democratic Republic of the Congo and adjoining countries, and avoid contributing to conflict in our sourcing and procurement practices. We expect our suppliers to exercise due diligence to reasonably assure that any Conflict Minerals in the parts or components provided to Verifone do not directly or indirectly finance or benefit such armed conflict. We also expect our suppliers to provide information in support of our due diligence efforts and to support our goals for conflict-free sourcing.
These objectives are supported and managed by a cross-functional conflict minerals committee. The committee is comprised of subject matter experts from key departments, including supply chain, procurement, quality control, engineering and legal. The committee meets weekly to monitor program status, recommend and implement program improvements and maintain open lines of communication with executive management and other stakeholders. Corporate oversight of the program is provided by the Chief Operations Officer, General Counsel, Vice President of Strategy and Operations, and the Chief Procurement Officer. The committee provides updates and an annual program briefing to the executive sponsors.

The committee has primary responsibility for designing and maintaining Verifone’s system of controls and transparency over the supply chain. Key elements of the program include, but are not limited to:

•
Supplier Engagement and Communication: We incorporate conflict mineral provisions in our supplier agreements and supplier qualification process. Suppliers included in our annual conflict minerals assessment are sent a formal letter that communicates our program objectives and expectations, including cooperation in providing relevant data and supporting our due diligence. In an effort to improve communication with our suppliers, we included additional information on responsible sourcing and links to resources and training available from the Conflict-Free Sourcing Initiative (CFSI). Again this year, we sent targeted communications to suppliers during data collection and due diligence efforts. In 2016, we adopted a new Supplier Code of Conduct that includes our expectations regarding responsible sourcing and conflict minerals. In 2017, we continued to make improvements to supplier engagement and communication.

•
Smelter/Refiner Identification: Verifone’s ability to conclusively determine the country of origin and chain of custody of the 3TG in our supply chain remains limited. Our supply chain is global, multi-tiered and highly complex. Verifone remains many tiers removed in the supply chain from the actual smelters, refineries and mines of origin for 3TG contained or used in the parts and components of our Products. Therefore, we must rely on our direct suppliers to help identify the upstream smelters/refiners of the 3TG in the supply chain. We use the standard Conflict Minerals Reporting Template (CMRT) developed and updated by CFSI to survey our direct suppliers and collect relevant information. The CMRT facilitates the collection of information through the supply chain, including mineral country of origin and identification of recognized smelters and refiners.

In order to facilitate our due diligence and supplier communication, we use a third party service provider with expertise in conflict minerals management to collect, maintain, analyze, monitor and categorize CMRT responses and supplier communications. This service enables us to better track and analyze our supply chain data and conduct our conflict minerals assessment. We also use the database and reports to better engage with our suppliers on information related to our supply chain and responsible sourcing.

•
Due Diligence: We participate in industry-wide efforts and use available resources to determine the status and obtain information on the smelters/refiners identified by our suppliers. This includes the Conflict-Free Smelters Program (CSFP) and other industry efforts recognized and cross-referenced by the CFSI, such as the London Bullion Metal Association (LBMA).

We use and rely on industry information and resources, such as the audited and certified conflict-free smelters and refineries under the CFSP and RCOI data developed by CFSI. Given our position in the supply chain, use of shared data is the most effective way to validate the source of 3TG identified in our supply chain.

•
Grievance Mechanism: Verifone maintains a compliance hotline allowing interested persons to voice concerns regarding business practices, ethics or suspected or potential violations of our policies or laws. The hotline is included in our Supplier Code of Conduct, published on our webpage and available internally to all employees. We also include contact information and dedicated email address in our supplier communications should they have questions concerning our conflict minerals program.

Our conflict minerals committee monitors the effectiveness of our internal management system and evaluates processes and procedures that support the objectives set out in our Conflict Minerals Statement.

2.	Identifying and assessing risk in our supply chain.
For 2017, we identified the direct suppliers of parts/components used in the manufacture of our products that may contain one or more of the 3TG. The identified direct suppliers were added to our service provider’s due diligence database and included in our 2017 conflict minerals assessment. Verifone issued a letter to each direct supplier included in the 2017 assessment along with the most recent version of the CMRT. The letter communicated the importance of our program, as well as, our expectation that suppliers will cooperate in the data collection, complete the CMRT and help identify the smelters/refiners in the supply chain. With the goal of improving awareness in our supply chain, our 2017 letter again included information on the resources, webinars and training available from CFSI.
To facilitate response rates, our service provider sends a series of outreach communications and reminders. Suppliers that did not respond after several communication attempts were automatically added to a monthly progress report. The conflict minerals committee reviewed the progress report and, where needed, reached out directly to the suppliers. If the supplier did not respond or provided an inadequate response, the committee notified the relevant Verifone sourcing and supply team to work directly with the suppliers to obtain a completed CMRT. By leveraging the experience of our service provider and the analytics available through the computerized database, we were able to engage more frequently with our suppliers and to provide more targeted follow up communications.
Through these efforts, we exceeded our goal of receiving CMRT responses covering 90% of the parts and components included in our assessment and ultimately received CMRT responses covering 95% - an improvement over the 2016 response rate. Using the CMRT information, we then compiled a comprehensive list of the smelters and refiners identified and reported by our direct suppliers. We used the Smelter Reference List maintained and updated by CFSI to validate the information and identified 315 recognized smelters/refiners. We then evaluated these recognized smelters/refiners against the Reasonable Country of Origin Inquiry (RCOI) data and other resources maintained by CFSI. The RCOI database provides country of origin information for smelters/refiners and, according to CFSI, is the most detailed information currently available on source of 3TG.
We designed our processes to evaluate our supply chain using a risk-based approach. We use the CMRT information to guide our assessments and further due diligence efforts. For example, if a Covered Country is referenced in the CMRT or RCOI data, we review the CFSP list and other independent third party audit programs (e.g., LBMA). The CFSP uses independent third-party audits to identify smelters/refiners that have conflict minerals due diligence processes in place. We also review the smelters/refiner’s conflict minerals policy if published and available. Results of our risk assessment are maintained electronically.
Our conflict minerals committee continually assess the status of our conflict minerals program, including the identification of risks. The executive sponsors receive material updates from committee members during the year and an annual briefing that summarizes the results of our risk assessment and due diligence efforts.

3.	Responding to risks in our supply chain.

To monitor and respond to risks in our supply chain, we utilize the standard CMRT tool to collect relevant information and rely on available information provided through validation programs such as the CFSP to determine the status of smelters and refineries.
Given our position in the supply chain, our ability to directly impact smelters/refiners upstream in our supply chain remains limited. As such, our risk mitigation efforts are focused on our direct suppliers and participation in third party audit programs as detailed below. For example, we work with our service provider to identify and directly engage non-responsive suppliers. Members of our conflict minerals committee conduct initial outreach and will engage senior leaders in sourcing and procurement to work directly with non-responsive suppliers as needed. Our program improvements to date include, implementation of a Supplier Code of Conduct, enhanced and more frequent supplier communications, implementation of a written conflict minerals program manual and addition of conflict minerals expectations and compliance certifications in the selection of new direct suppliers.

4.	Independent third-party audits of smelters/refiners’ sourcing.
Verifone does not have direct relationships or contact with the upstream smelters or refineries in our supply chain. Due to our remote position in the supply chain and the diversity of the parts and components used in our products, we are not in a position to conduct on-site spot checks or audits of the smelters and refiners in our supply chain. Like similarly situated companies, we must rely on external audit programs, such as the Conflict Free Smelter Program (“CFSP”) to demonstrate RCOI and to validate smelter procurement and due diligence processes.
In support of the third party audit programs, we worked to improve communication with our direct suppliers, including flowing information upstream about the CFSP, available training resources and other information relevant to conflict minerals due diligence. The goal of these communications is to encourage our suppliers to support the CFSP and other industry efforts. In 2017, we again supported the CFSP through our membership in CFSI and participation in the smelter engagement and due diligence working groups.

5.	Public Reporting.
Verifone files with the SEC a Form SD and this Conflict Minerals Report to describe to the public our due diligence efforts. This Conflict Minerals Report is also available on our website under our Investor Relations section at http://ir.verifone.com/. In 2017, we published a Social Responsibility page on our corporate webpage that includes information on our conflict minerals expectations and responsible sourcing efforts. We continued to evaluate ways to better communicate our responsible sourcing program and efforts with customers and the interested public.
Results of due diligence
As of the date of this Conflict Minerals Report, we received CMRT responses covering 95% of the parts and components included in our assessment. The responses from our suppliers included 315 smelters and refiners recognized on the Smelter Reference List maintained and updated by CFSI. We reviewed the recognized smelters/refiners against the Reasonable Country of Origin Inquiry (RCOI) data maintained by CFSI. The list provides country of origin information for smelters/refiners and, according to CFSI, is the most detailed information currently available on source of 3TG.
We further assessed whether the supplier has indicated that any of the 3TGs may have been sourced from the Covered Countries and utilized the information available through CFSI’s Conflict Free Smelter Program (CFSP) to conduct further diligence. The CFSP was developed by the Electronic Industry Citizenship Coalition (the “EICC”) and the Global E-Sustainability Initiative (“GeSI”) and provides an independent, third-party audit that determines which smelters and refiners can be validated as “conflict-free,” in line with current global standards. The CFSP list includes the status of smelters/refiners, including those that are compliant with CFSP assessment protocols and those that are active and committed to undergo CFSP audit or are participating a one of the cross-recognized programs (e.g., LBMA).

Of the 3155 total CFSI recognized smelters/refiners identified by our suppliers, we found the following:

•	Approximately 79% were identified under the CFSP protocol as conformant; and

•
Approximately 20% were identified under the CFSP protocol as a known smelter or refiner and categorized as: under review, active or otherwise have signed the CFSP’s agreements to exchange information and/or be audited under the CFSP, in communication with CFSP and/or a member company, outreach required or agreed to complete a CFSP validation by the TI-CMC within two years of membership.

We will continue to monitor the status of these smelters and refiners through the shared RCOI and CFSP information provided to us as an active CFSI member. Based on our assessment, we do not have sufficient information to enable us to determine the origin and/or conflict-free status. We have provided, as Appendix A hereto, a list of the recognized smelters/refiners identified by our suppliers that have an ID number assigned by CFSI.

Appendix A - Smelter List

Mineral	Smelter ID	Smelter Name	Country
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001322	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001754	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002290	SAFINA A.S.	CZECH REPUBLIC
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID002567	Sudan Gold Refinery	SUDAN
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS
Gold	CID002587	Tony Goetz NV	BELGIUM
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID002761	SAAMP	FRANCE
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID002765	Italpreziosi	ITALY
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	CID000410	Duoluoshan	CHINA
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA

Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA

Tin	CID000313	CV Serumpun Sebalai	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID002593	CV Tiga Sekawan	INDONESIA
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID002757	PT O.M. Indonesia	INDONESIA
Tin	CID002773	Metallo Belgium N.V.	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002859	Gejiu Jinye Mineral Company	CHINA
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA